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                                                                     Exhibit 5.1


                           Simpson Thacher & Bartlett
                              425 Lexington Avenue
                            New York, NY 10017-3954
                                 (212) 455-2000



                                                                   June __, 1999


TD Waterhouse Group, Inc.
100 Wall Street
New York, NY 10005

Ladies and Gentlemen:

     We have acted as counsel to TD Waterhouse Group, Inc., a Delaware corporation (the "Company"), in connection with the Registration Statement on Form S-1 (the "Registration Statement") filed by the Company with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), relating to the issuance by the Company of up to 36,800,000 shares of common stock, par value $0.01 per share (together with any additional shares of such stock that may be issued by the Company and registered pursuant to Rule 462(b) (as prescribed by the Commission pursuant to the Act) in connection with the offering described in the Registration Statement, the "Shares").

     We have examined the Registration Statement and a form of the share certificate which has been filed with the Commission as an exhibit to the Registration Statement. We also have examined the originals, or duplicates or certified or conformed copies, of such records, agreements, instruments and other documents and have made such other and further investigations as we have deemed relevant and necessary in connection with the opinions expressed herein. As to questions of fact material to this opinion, we have relied upon certificates of public officials and of officers and representatives of the Company.





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                                             TD Waterhouse Group, Inc,-2__, 1999





     In such examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as duplicates or certified or conformed copies, and the authenticity of the originals of such latter documents.

     Based upon the foregoing, and subject to the qualifications and limitations stated herein, we are of the opinion that:

          1. When the Board of Directors of the Company (the "Board") has taken all necessary corporate action to authorize and approve the issuance of the Shares, and upon payment and delivery in accordance with the applicable definitive underwriting agreements approved by the Board, the Shares will be validly issued, fully paid and nonassessable.

          2. We hereby confirm our opinion appearing in the Prospectus included in the Registration Statement under the caption "Material U.S. Federal Income Tax Consequences To Non-U.S. Holders."

     We are members of the Bar of the State of New York and we do not express any opinion herein concerning any law other than the Delaware General Corporation Law and the federal law of the United States.

     We hereby consent to the filing of this opinion letter as Exhibit 5 to the Registration Statement and to the use of our name under the captions "Legal Matters" and "Certain U.S. Federal Income Tax Consequences To Non-U.S. Holders" in the Prospectus included in the Registration Statement.

                                        Very truly yours,


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                                             TD Waterhouse Group, Inc,-3__, 1999





                                        SIMPSON THACHER & BARTLETT